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                                                                    EXHIBIT 10.1

                                 EMB CORPORATION
                         3200 Bristol Avenue, 8th Floor
                          Costa Mesa, California 92626



                                  May 23, 2000



Cyrus Ltd.
Attn: Mr. Jerry W. Myers
9441 E. 31st Street, Suite 218
Tulsa, Oklahoma 74136


Gentlemen:

         On the basis of discussions held with representatives of Cyrus Ltd, a Nevada Corporation ("Cyrus "), and on the basis of preliminary information provided, EMB Corporation, a Hawaii corporation ("EMB"), hereby expresses its intent to issue and transfer shares of common stock of EMB on the basis of the following terms and conditions, and Cyrus hereby expresses its intent to agree to such transaction in exchange for natural gas plants and other assets (the "Transaction").

1.       Terms of the Transaction.

         For and in consideration of the exchange of a natural gas plant in Livingston, Tennessee, the Champ plant in Kentucky, and other assets described herein:

         (a) EMB shall issue to Cyrus and its designees and assigns 2,500,000 post-split shares of EMB Common Stock so that such holders shall own not less than 55.6% of the fully diluted and issued and outstanding shares of EMB Common Stock after closing.

         (b) EMB will recapitalize its presently issued and outstanding shares from approximately 30,000,000 shares to approximately 2,000,000 shares, by way of a 1:15 reverse split of its common stock.

2. Completion of the Agreement. The parties will enter a definitive agreement (the "Definitive Agreement") on or before June 30, 2000 (the "Execution Date"'), subject to an extension of up to ten (10) days which may be exercised by Cyrus upon written notice to EMB. In addition, if the draft of the Agreement is not provided to Cyrus by May 31, 2000, the Execution Date shall be extended for the same number of days as the period subsequent to

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May 31 that the draft Agreement is provided. If the Definitive Agreement is not entered by the Execution Date (as may be extended), this Letter of Intent shall be deemed terminated. The Definitive Agreement shall contain customary representations and warranties relating to, among other things, the business, financial condition, certain legal matters, properties and securities issued and to be issued by the parties, the conditions set forth in this Letter of Intent, and such other matters as may be deemed appropriate, customary and usual in transactions of this nature.

3. Conditions Precedent The Definitive Agreement shall include, among other matters, the following conditions:

         (a) All corporate and other actions required by the parties to authorize and approve the Transaction shall have been taken before the closing date as set forth in Section 4 hereof

         (b) EMB shall have provided to Cyrus financial statements which shall comply in form and substance with applicable regulations of the U.S. Securities and Exchange Commission (SEC) and will provide audited financial statements as of December 31, 1999 and December 31, 1998, and unaudited financial statements for the three month period ended March 31, 2000.

         (c) Cyrus shall have provided to EMB financial statements which shall comply in form and substance with applicable regulations of the SEC and will provide audited financial statements as of December 31, 1999, and 1998, and unaudited financial statements for subsequent periods regarding the assets to be acquired by EMB in this transaction.

         (d) Each party shall be in compliance in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof applicable to their assets, to the business conducted by them and to the Transaction.

         (e) All material agreements of each party shall be reasonably satisfactory in form and substance to the other.

         (f) Each party shall have completed a due diligence review of all books, records and business and financial affairs of the other reasonably satisfactory to it.

4. Closing. Closing of the Transaction will occur on the date the transactions contemplated by this letter shall have been consummated, but in no event later than June 30, 2000, unless extended as provided in paragraph 2 hereof.

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5.       Access to Information and Confidentiality. Each party agrees to furnish to the other any and all information concerning such party and all information required for disclosure as a result of the Transaction and in any filing with the Securities and Exchange Commission required as a result of the completion of the Transaction. It is understood and agreed that such information is proprietary and confidential in nature. Each party agrees to hold such information in confidence and not to reveal any such information to any person who is not a party to the Transaction, or an agent thereof and not use information for any purpose other than assisting it in due diligence inquiry prior to the closing of the Transaction, including information applicable to their assets, liabilities, and to the business conducted by them and to this Transaction.

6. Prior Agreements. This Letter of Intent expressly supersedes all prior agreements between the parties hereto.

7. Stand-still Agreement and Break-Off Fee. From and after the date hereof and up to and including the Closing of the Transaction or the termination of the Agreement, the parties agree to conduct their respective businesses in the ordinary course and agree that during such period each shall have the exclusive right to negotiate with the other with respect to the Transaction and during such period each party agrees not to directly or through intermediaries solicit, entertain or otherwise discuss with any person or entity any other offer. Should Cyrus be in violation of this provision, it shall pay EMB $10,000 as a Break-Off Fee within ten (10) days of written notice from EMB and if Cyrus fails to pay such fee, it shall be liable for interest at the rate of eighteen percent (18%) per annum together with reasonable attorneys' fees for collection.

8. Fees and Expenses. Legal, accounting and other fees, costs and expenses to be incurred by each party regarding the Transaction shall be paid by the party incurring them, and except as provided in paragraph 8 below, nothing contained herein shall obligate EMB to pay Cyrus' costs.

         Notwithstanding the foregoing, EMB agrees to promptly pay $7,500 to the trust account of Stephen A. Zrenda, Jr., P.C., in Oklahoma City, Oklahoma, as a retainer to be applied solely for the payment of legal fees and related costs regarding this transaction.

9. Releases. All press releases and other publicity generated by any party regarding the Transaction shall be promptly reviewed and approved by each party and its counsel before release to the public. Such approval shall not be unreasonably withheld.

10. Formal Agreement Required. Except for the provisions of Paragraphs 7, 8 and 9 hereof it is understood that this letter is merely a statement of intent and while each of the parties agrees in principle to the contents hereof and each of the parties proposes to proceed promptly

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and in good faith to work out the definitive arrangements with respect to the
Transaction, this is not a binding agreement and any legal obligations between the parties shall be only as set forth in the duly executed
Definitive Agreement. The Agreement shall contain customary representations and warranties relating to, among other things, the business, financial condition, certain legal matters and properties of the parties, securities issued and to be issued, the conditions set forth in this Letter of Intent and such other matters as are appropriate, customary and usual in transactions of this nature.

11. Jurisdiction and Governing Laws. This Letter of Intent shall be subject to the jurisdiction and venue of the state and federal courts situated in Oklahoma City, Oklahoma, and shall be governed by the laws of the State of Oklahoma without regard to conflict of laws.

12. Acknowledgment. The parties represent and acknowledge that each has been represented and advised by counsel in connection with this Letter of Intent.

         This Letter of Intent shall become effective only upon acceptance by Cyrus on or before May 23, 2000.

                                     Very truly yours,

                                     EMB Corporation


                                     By      /s/ James E. Shipley
                                        --------------------------------------
                                            James E. Shipley, President


         The foregoing Letter of Intent is accepted as of this 23rd day of May, 2000.

                                     Cyrus Ltd


                                     By     /s/ Jerry W. Myers
                                        -------------------------------------
                                             Jerry W. Myers, President